Exhibit 20.1
Hyundai Auto Receivables Trust 2005-A
Monthly Servicing Report

Collection Period Distribution Date Transaction Month 30/360 Days Actual/360 Days	October 2005 11/15/05 4 30 29
I. ORIGINAL DEAL PARAMETERS

Cut off Date:	May 31, 2005
Closing Date:	July 8, 2005

	Dollars	Units	WAC	WAM
Original Pool Balance:	$855,479,000.03	52,391	7.170%	59.43

	Dollar Amount	% of Pool	Coupon Rate	Final Payment Date
Class A-1 Notes	$169,000,000.00	19.755%	3.51438%	July 17, 2006
Class A-2 Notes	$230,000,000.00	26.886%	3.88000%	June 16, 2008
Class A-3 Notes	$171,000,000.00	19.989%	3.98000%	November 16, 2009
Class A-4 Notes	$110,300,000.00	12.893%	4.18000%	February 15, 2012
Class B Notes	$31,900,000.00	3.729%	4.20000%	February 15, 2012
Class C Notes	$27,900,000.00	3.261%	4.22000%	February 15, 2012
Class D Notes	$33,900,000.00	3.963%	4.45000%	February 15, 2012

Total Securities	$774,000,000.00	90.476%

Overcollateralization	$23,971,587.81	3.004%
YSOA	$57,507,412.22	6.722%

Total Original Pool Balance	$855,479,000.03	100.20%
II. POOL BALANCE AND PORTFOLIO INFORMATION

	Beginning of Period		Ending of Period		Change
	Balance	Pool Factor	Balance	Pool Factor
Class A-1 Notes	$75,764,611.19	0.4483113	$53,194,284.06	0.3147591	$22,570,327.13
Class A-2 Notes	$230,000,000.00	1.0000000	$230,000,000.00	1.0000000	$—
Class A-3 Notes	$171,000,000.00	1.0000000	$171,000,000.00	1.0000000	$—
Class A-4 Notes	$110,300,000.00	1.0000000	$110,300,000.00	1.0000000	$—
Class B Notes	$31,900,000.00	1.0000000	$31,900,000.00	1.0000000	$—
Class C Notes	$27,900,000.00	1.0000000	$27,900,000.00	1.0000000	$—
Class D Notes	$33,900,000.00	1.0000000	$33,900,000.00	1.0000000	$—

Total Securities	$680,764,611.19	0.8795408	$658,194,284.06	0.8503802	$22,570,327.13

Weighted Avg. Coupon (WAC)	7.12%		7.10%
Weighted Avg. Remaining Maturity (WARM)	55.66		54.69
Pool Receivables Balance	$769,620,549.55		$747,777,117.18
Remaining Number of Receivables	49,936		49,287

Adjusted Pool Balance	$717,624,478.10		$697,565,175.03
III. COLLECTIONS

Principal:
Principal Collections	$20,887,600.69
Repurchased Contract Proceeds Related to Principal	$—
Liquidation Proceeds	$—
Recoveries from Prior Month Charge-Offs	$119,756.07

Total Principal Collections	$21,007,356.76

Interest:
Interest Collections	$4,436,908.11
Late Fees & Other Charges	$67,203.57
Interest on Repurchase Principal	$—

Total Interest Collections	$4,504,111.68

Collection Account Interest	$67,571.05
Reserve Account Interest	$12,410.32

Total Collections	$25,591,449.81
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Hyundai Auto Receivables Trust 2005-A
Monthly Servicing Report

Collection Period Distribution Date Transaction Month 30/360 Days Actual/360 Days	October 2005 11/15/05 4 30 29
IV. DISTRIBUTIONS

Total Collections	$25,591,449.81
Reserve Account Release	$—
Reserve Account Draw	$—

Total Available for Distribution	$25,591,449.81

	Amount Due	Amount Paid
1. Servicing Fee @1.00%:
Servicing Fee Due	$641,350.46	$641,350.46	$641,350.46
Collection Account Interest			$67,571.05
Late Fees & Other Charges			$67,203.57

Total due to Servicer			$776,125.08

2. Class A Noteholders Interest:
Class A-1 Notes	$214,491.76	$214,491.76
Class A-2 Notes	$743,666.67	$743,666.67
Class A-3 Notes	$567,150.00	$567,150.00
Class A-4 Notes	$384,211.67	$384,211.67

Total Class A interest:	$1,909,520.10	$1,909,520.10	$1,909,520.10

3. First Priority Principal Distribution:	$—	$—	$—

4. Class B Noteholders Interest:	$111,650.00	$111,650.00	$111,650.00

5. Second Priority Principal Distribution:	$—	$—	$—

6. Class C Noteholders Interest:	$98,115.00	$98,115.00	$98,115.00

7. Third Priority Principal Distribution:	$—	$—	$—

8. Class D Noteholders Interest:	$125,712.50	$125,712.50	$125,712.50

Available Funds Remaining:			$22,570,327.13

9. Regular Principal Distribution Amount:			$22,570,327.13

	Distributable Amount	Paid Amount
Class A-1 Notes		$22,570,327.13
Class A-2 Notes		$—
Class A-3 Notes		$—
Class A-4 Notes		$—

Class A Notes Total:	$129,657,389.48	$22,570,327.13
Class B Notes Total:	$31,900,000.00	$—
Class C Notes Total:	$27,900,000.00	$—
Class D Notes Total:	$8,956,639.22	$—

Total Noteholders Principal		$22,570,327.13

10. Available Amounts Remaining to reserve account			0.00

11. Trust Fees and Expenses			0.00

12. Remaining Available Collections Released to Cetificateholder			0.00
V. YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT (YSOA)

Beginning Period Required Amount	$51,996,071.45
Beginning Period Amount	$51,996,071.45
Current Period Amortization	$1,784,129.30
Ending Period Required Amount	$50,211,942.15
Ending Period Amount	$50,211,942.15
Next Distribution Date Required Amount	$48,454,737.71
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Hyundai Auto Receivables Trust 2005-A
Monthly Servicing Report

Collection Period Distribution Date Transaction Month 30/360 Days Actual/360 Days	October 2005 11/15/05 4 30 29
VI. RESERVE ACCOUNT

Beginning Period Required Amount	$3,989,857.94
Beginning Period Amount	$3,989,857.94
Current Period Release to Collection Account	$—
Current Period Deposit	$—
Current Period Release to Depositor	$—
Ending Period Required Amount (0.5% of APB of cut-off date)	$3,989,857.94
Ending Period Amount	$3,989,857.94
VII. OVERCOLLATERALIZATION

	Beginning	Ending	Target
Overcollateralization Amount	$36,859,866.91	$39,370,890.97	$48,327,530.19
Overcollateralization as a % of Original Pool (unadjusted)	4.31%	4.60%	5.65%
Overcollateralization as a % of Current Pool (unadjusted)	4.79%	5.27%	6.46%
VIII. DELINQUENCY AND NET LOSS ACTIVITY

	Units Percent	Units	Dollars Percent	Dollar Amount
Current	98.12%	48,358	98.12%	$733,750,297.25
30 - 59 Days	1.46%	720	1.47%	$11,029,354.35
60 - 89 Days	0.33%	165	0.32%	$2,413,528.94
90 + Days	0.09%	44	0.08%	$583,936.64

		49,287		$747,777,117.18
Total
Delinquent Receivables 60 + days past due	0.42%	209	0.40%	$2,997,465.58
Delinquency Ratio 60+ for 1st Preceding Collection Period	0.40%	199	0.35%	$2,727,740.82
Delinquency Ratio 60+ for 2nd Preceding Collection Period	0.39%	196	0.36%	$2,881,564.14

Three-Month Average Delinquency Ratio	0.40%		0.37%

Repossession in Current Period				95
Repossession Inventory				125

Charge-Offs
Gross Principal of Charge-Off for Current Period				$955,831.68
Recoveries for Current Period				$—
Recoveries on Previous Charge-off Contracts				$(119,756.07)

Net Charge-offs for Current Period				$836,075.61

Average Pool Balance for Current Period				$758,698,833.37

Net Loss Ratio				1.32%
Net Loss Ratio for 1st Preceding Collection Period				1.61%
Net Loss Ratio for 2nd Preceding Collection Period				0.51%

Three-Month Average Net Loss Ratio for Current Period				1.15%

Cumulative Net Losses for All Periods				$2,344,996.42
Cumulative Net Losses as a % of Initial Pool Balance				0.27%
The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to the outstandings as of October 31, 2005, in accordance with the Sale and Servicing Agreement dated as of July 8, 2005, and that all the representations and warranties set forth in Section 3.01 and made by HMFC, as Seller, are hereby restated and reaffirmed.

HYUNDAI MOTOR FINANCE COMPANY, AS SERVICER
By:	/s/ Min Sok Randy Park
Name:	Min Sok Randy Park
Title:	Director, Finance (acting as Vice President, Finance)
Date:	November 9, 2005

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SERVICER’S CERTIFICATE
Collection Period:       October 2005
Distribution Date:       November 15, 2005
Hyundai Auto Receivables Trust 2005-A
     The undersigned certifies that he is an officer of Hyundai Motor Finance Company, a California corporation (“HMFC”) and that as such he is duly authorized to execute and deliver this certificate on behalf of HMFC pursuant to Section 4.09 of the Sale and Servicing Agreement dated July 8, 2005 among Hyundai Auto Receivables Trust 2005-A, as Issuer, Hyundai ABS Funding Corporation, as Depositor, HMFC, as Seller and Servicer and Citibank, N.A., as Indenture Trustee (the “Sale and Servicing Agreement”) (all capitalized terms used herein without definition have the respective meanings specified in the Sale and Servicing Agreement) and further certifies that:
     1. The Servicer’s report for the period from October 1, 2005 to October 31, 2005 attached to this certificate is complete and accurate and contains all information required by Section 4.09 of the Sale and Servicing Agreement; and
     2. As of October 31, 2005, no Servicer Termination Events have occurred.
     IN WITNESS WHEREOF, I have fixed hereunto my signature this 9th day of November 2005.

HYUNDAI MOTOR FINANCE COMPANY, as Servicer
By:	/s/ Min Sok Randy Park
	Name:	Min Sok Randy Park
	Title:	Acting Vice President, Finance